EXHIBIT 23
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-93765 of Atchison Casting Corporation on Form S-8 of our report dated June 18, 2001 appearing in this Annual Report on Form 11-K of the Inverness Castings Group, Inc. Hourly Employees' Retirement Plan for the year ended December 31, 2000.




/s/ Deloitte & Touche LLP
Kansas City, Missouri
June 28, 2001